Exhibit 99.1

FOR IMMEDIATE RELEASE

BSQUARE Reports First Quarter 2015 Results

Revenue up 16% year-over-year; Net Income $1.8 million; EPS $0.15

Bellevue, WA – May 14, 2015 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems and emerging provider of actionable data solutions for the Internet of Things (IoT), today announced financial results for the three months ended March 31, 2015.

•	Revenue for the first quarter of 2015 was $26.3 million, a 3% increase compared to the fourth quarter of 2014 and a 16% increase over the first quarter of 2014.
•

Net income for the first quarter was $1.8 million, or $0.15 per share, compared to net income of $1.4 million, or $0.12 per share, in the fourth quarter of 2014 and a net loss of $0.4 million, or $0.03 per share, in the year-ago quarter.

•

Adjusted EBITDAS* for the first quarter was $2.3 million, an increase of $0.6 million compared to $1.7 million in the fourth quarter of 2014 and an increase of $2.1 million compared to $0.2 million in the year-ago quarter.

•	Cash and investments at March 31, 2015 were $26.8 million, up $0.2 million from December 31, 2014.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended
	3/31/2015	12/31/2014	3/31/2014
Revenue:
Third-party Software	$19,808	$20,056	$17,695
Engineering Services	4,477	4,979	4,281
Proprietary Software	1,980	560	755
Total Revenue	26,265	25,595	22,731
Total Gross Profit	5,449	4,764	3,535
Gross Margins:
Third-party Software	14%	14%	13%
Engineering Services	17%	29%	15%
Proprietary Software	93%	85%	78%
Total Gross Margin	21%	19%	16%
Total Operating Expenses	3,573	3,476	3,732
Net Income (Loss)	$1,823	$1,396	$(393)
Per Share-Diluted	$0.15	$0.12	$(0.03)
Adjusted EBITDAS*	$2,286	$1,724	$210
Cash and Investments EoQ**	$26,844	$26,640	$23,226

Notes:

*Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

**Cash and Investments EoQ includes both short and long-term amounts (long-term at each date above was $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

CEO Commentary

Jerry Chase, President and CEO of BSQUARE, commented, “First quarter improvements in financial performance were the result of continued focus and execution on our core business. Regarding new product initiatives, our team won an order for MobileV in the quarter and we expect additional wins during the remainder of the year. We also continue to expect revenue for DataV products and services in 2015, building on the decades of experience we have with smart, connected systems.”

Financial Commentary on First Quarter 2015 Results (Comparison to Fourth Quarter 2014)

●

The increase in proprietary software margin, up 9% or 8 percentage points, was driven by larger than expected sales of our legacy software in the quarter combined with a relatively fixed cost of sales;

●

The decreases in engineering services revenue, down $502,000 or 10%, and in engineering services margin, down 41% or 12 percentage points, were due primarily to recognition of revenue from a large hand-held terminal project in Japan completed during the fourth quarter of 2014; and

●

The increase in cash and investments of $0.2 million was due to EBITDAS contribution of $2.3 million, offset by a reduction in accrued expenses and third-party software fees payable of $2.1 million. Days sales outstanding, (DSO) improved to 47 days from 49 days at December 31, 2014.

Outlook

We currently have the following expectations for Q2 2015:

●	Total revenue in the range of $25 to $28 million; and
●	Continued GAAP profitability.

Conference Call

Management will host a conference call today, May 14, 2015, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-661-5176 or 1-913-312-1379 for international callers, and reference “BSQUARE Corporation First Quarter 2015 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 3061521. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

BSQUARE Corporation, (NASDAQ:  BSQR), is a leading enabler of smart, connected systems and an emerging provider of actionable data solutions for the Internet of Things (IoT). For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others: statements we make regarding expected operating results in future periods, such as anticipated revenue growth and profitability, and cash and investments; and strategies for customer retention, growth, product and service development, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Internet of Things, MobileV™, and our product and service offerings more generally; our success in leveraging strategic partnering initiatives with companies such as

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Microsoft, Intel, Aava Mobile, and Future Electronics; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:Investor Contact:

Marty Heimbigner, CFOBrett Maas

BSQUARE CorporationHayden IR

+1 425.519.5900+ 1 646.536.7331

investorrelations@bsquare.comBrett@haydenir.com

###

BSQUARE, the BSQUARE Logo, DataV and MobileV are trademarks of BSQUARE Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,948	$13,127
Short-term investments	16,646	13,263
Accounts receivable, net of allowance for doubtful accounts of $94 at March 31, 2015 and $125 at December 31, 2014	13,490	13,626
Deferred tax assets	10	10
Prepaid expenses and other current assets	705	717
Total current assets	40,799	40,743
Equipment, furniture and leasehold improvements, net	1,234	1,336
Restricted cash	250	250
Deferred income taxes	391	391
Intangible assets, net	695	729
Goodwill	3,738	3,738
Other non-current assets	54	54
Total assets	$47,161	$47,241
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$10,793	$12,247
Accounts payable	211	165
Accrued compensation	1,738	2,106
Other accrued expenses	1,374	1,539
Deferred rent, current portion	280	275
Deferred revenue	555	712
Total current liabilities	14,951	17,044
Deferred tax liability	144	144
Deferred rent	1,404	1,476
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 11,818,368 shares issued and outstanding at March 31, 2015 and 11,767,577 shares issued and outstanding at December 31, 2014	131,410	131,071
Accumulated other comprehensive loss	(923)	(846)
Accumulated deficit	(99,825)	(101,648)
Total shareholders’ equity	30,662	28,577
Total liabilities and shareholders’ equity	$47,161	$47,241

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Software	$21,788	$18,450
Service	4,477	4,281
Total revenue	26,265	22,731
Cost of revenue:
Software	17,078	15,555
Service	3,738	3,641
Total cost of revenue	20,816	19,196
Gross profit	5,449	3,535
Operating expenses:
Selling, general and administrative	3,007	3,300
Research and development	566	432
Total operating expenses	3,573	3,732
Income (loss) from operations	1,876	(197)
Other income (expense), net	24	(91)
Income (loss) before income taxes	1,900	(288)
Income tax expense	(77)	(105)
Net income (loss)	$1,823	$(393)
Basic income (loss) per share	$0.15	$(0.03)
Diluted income (loss) per share	$0.15	$(0.03)
Shares used in calculation of income (loss) per share:
Basic	11,778	11,390
Diluted	12,057	11,390

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Adjusted EBITDAS:
Operating income (loss) as reported	$1,876	$(197)
Depreciation and amortization	146	163
Stock-based compensation expense	264	244
Adjusted EBITDAS (1)	$2,286	$210
(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999